Exhibit 5.1

Confidential To: Addex Therapeutics Ltd c/o Addex Pharma SA Chemin des Aulx 12 1228 Plan-les-Ouates Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch T +41 43 222 10 00
May 3, 2023

Addex Therapeutics Ltd – Registration Statement on Form F-1 – Exhibit 5.1

Ladies and Gentlemen:

We have acted as special Swiss counsel to Addex Therapeutics Ltd, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing on May 3, 2023 of a registration statement on Form F-1 (the Registration Statement) with the United States Securities and Exchange Commission (the SEC) for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), the offer and sale of up to an aggregate of 13,231,445 American Depositary Shares (the ADSs), representing 79,388,670 registered shares in the Company, with a nominal value of CHF 0.01 each (the Warrant Shares), consisting of (i) 5,263,158 ADSs (representing 31,578,948 Warrant Shares) issuable upon the exercise of ordinary warrants (the Ordinary Warrants), exercisable 90 days after the date of their issuance at an exercise price of USD 1.00 per ADS, (ii) 3,929,825 ADSs (representing 23,578,950 Warrant Shares) issuable upon the exercise of pre-funded warrants (the Pre-Funded Warrants), exercisable 60 days after the date of their issuance at an exercise price of USD 0.01 per ADS and (iii) 4,038,462 ADSs (representing 24,230,772 Warrant Shares) issuable upon the exercise of the amended warrants (the Amended Warrants), exercisable starting July 5, 2023 at an exercise price of USD 1.00 per ADS. The Ordinary Warrants and the Amended Warrants expire on April 5, 2028, and the Pre-Funded Warrants may be exercised until exercised in full.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Documents.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (including, in the case of the Registration Statement (as defined below), any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have only reviewed originals or copies of the following documents (collectively the Documents):

(i)	an electronic copy of the Registration Statement;

(ii)	an electronic copy of articles of association (statuts) of the Company dated December 15, 2022, notarized by a licensed notary of the Canton of Geneva on December 15, 2022 (the Articles);

(iii)	an electronic copy of an internet excerpt (extrait internet) from the Commercial Register of the Canton of Geneva dated May 3, 2023 relating to the Company (the Excerpt).

No documents, other than the Documents, have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.	Assumptions

In rendering the opinions below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic or facsimile signatures thereon have been produced and used in accordance with applicable internal rules and/or procedures and the individual to whom any such electronic or facsimile signature belongs has consented to the use of his or her signature for each such document on which it appears;

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(c)	the Registration Statement is unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes or events have occurred which should have been or should be reflected in the Registration Statement as of the date hereof;

(d)	all signatures appearing on all original documents or copies thereof (including, without limitation, electronic copies) which we have examined are genuine and authentic;

(e)	to the extent relevant for purposes of this opinion, any and all information contained in the Documents is, and all material statements made to us in connection with the Documents are and will be, true, complete and accurate at all relevant times;

(f)	the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (restitution des versements);

(g)	all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;

(h)	the Articles and the Excerpt are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Articles or the Excerpt as of the date hereof;

(i)	the Company is, at the date hereof, not insolvent or over-indebted (in the sense of article 725 of the Swiss Code of Obligations (the CO));

(j)	the Company intends to produce and publish financial statements in accordance with articles 958 et seq. at least annually; and

(k)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion.

III.	Opinion

Based on the foregoing assumptions and subject to the qualifications set out below, we express the following opinion:

1.	The Warrant Shares which will be sourced from existing treasury shares have been validly issued, are fully paid as to their nominal value and are non-assessable.

2.	The Warrant Shares which are to be newly issued, if and when (i) issued and paid for pursuant to the Articles and Swiss law and (ii) registered in the Commercial Register of the Canton of Geneva and the Company's uncertificated securities book (registre des droits-valeurs), will have been validly issued, fully paid as to their nominal value and non-assessable.

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IV.	Qualifications

The above opinion is subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	The exercise of voting rights and rights related thereto with respect to any Warrant Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of and subject to the limitations provided in the Articles.

(c)	We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter and the Warrant Shares.

(d)	We express no opinion as regards the exclusion of shareholders’ pre-emptive subscription rights (droits de souscription préférentiels).

(e)	We express no opinion as to tax, regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

(f)	If used in this opinion, the term "non-assessable" means that no further contributions will have to be made by the relevant holder of the Warrant Shares.

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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. No other person may rely on this opinion for any purpose. Without our prior written consent, this opinion may not (in full or in part) be copied, furnished or quoted to any other person except your advisors and representatives in connection with the matters set forth herein.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being Zurich 1.

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Sincerely yours,

/s/ Frank Gerhard

Homburger AG

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